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                                                                    Exhibit 23.7

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 24, 2000 relating to the financial statements of Physicians Computer Network, Inc. included in WebMD Corporation's Current Report on Form 8-K and in Medical Manager Corporation's (formerly known as Synetic, Inc.) current report on Form 8-K and to all references to our Firm included in this registration statement.

                                                         /s/ ARTHUR ANDERSEN LLP

Roseland, New Jersey
November 6, 2000